As filed with the Securities and Exchange Commission on December 23, 1996
                                 Registration Statement No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

                New York                             14-1644018
           (State or other jurisdiction            (I.R.S. Employer
           of incorporation or organization)        Identification Number)

                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
              (Address, including zip code, and telephone number,
                             including area code of
                   registrant's principal executive offices)

                             1991 STOCK OPTION PLAN
                            (Full title of the plan)
                    (Formerly known as the 1991 NON-QUALIFIED
                              STOCK OPTION PROGRAM)

                                  DUANE J. ROTH
                                    President
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
            (Name, address, including zip code, and telephone number,
                        of agent for service of process)
                              --------------------

                                    Copy to:
                              Melvin Epstein, Esq.
                            Stroock & Stroock & Lavan
                              Seven Hanover Square
                             New York, NY 10004-2696
                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   Maximum        Maximum
Title of Shares                    Aggregate      Aggregate Amount of
to be               Amount to be   Price Per      Offering  Registration
registered          Registered     Unit (1)       Price     Fee

Common Stock,       1,500,000      $14.75 per
$.01 par value.       shares          share       $22,125,000    $6704.55

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the last reported sale price of the Common Stock on the NASDAQ National Market System on December 19, 1996.

     This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 1,500,000 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Company's 1991 Stock Option Plan. As permitted by General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated May 10, 1996 (Registration No. 333-03533) filed under the 1933 Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 23, 1996.

                                        ALLIANCE PHARMACEUTICAL CORP.
                                        (Registrant)


Date:  December 23, 1996                By /s/ Duane J. Roth
                                           -------------------
                                           Duane J. Roth
                                           President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 23, 1996.




   /s/Duane J. Roth
---------------------------   President, Chief Executive
      Duane J. Roth           Officer and a Director         December 23, 1996


   /s/Theodore D. Roth
---------------------------   Executive Vice President
      Theodore D. Roth        and Chief Financial Officer    December 23, 1996


   /s/Tim T. Hart
---------------------------   Controller and Chief           December 23, 1996
       Tim T. Hart            Accounting Officer

       Pedro Cuatrecasas, M.D.*
----------------------------  Director                       December 23, 1996
       Pedro Cuatrecasas, M.D.


       Carroll O. Johnson*
----------------------------  Director                       December 23, 1996
       Carroll O. Johnson


       Stephen M. McGrath*
----------------------------  Director                       December 23, 1996
       Stephen M. McGrath


       Donald E. O'Neill*
----------------------------  Director                       December 23, 1996
       Donald E. O'Neill


       Helen M. Ranney, M.D.*
----------------------------  Director                       December 23, 1996
       Helen M. Ranney, M.D.


       Jean G. Riess, M.D.*
----------------------------  Director                       December 23, 1996
       Jean G. Riess, M.D.


       Thomas F. Zuck, M.D.*
----------------------------  Director                       December 23, 1996
       Thomas F. Zuck, M.D.


*By: /s/ Theodore D. Roth
----------------------------
        Theodore D. Roth
        Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                   Sequential
Exhibit                                                                  Page
Number          Description                                            Number

5               Opinion of Stroock & Stroock & Lavan.

23.1 Consent of Stroock & Stroock & Lavan (included in Exhibit 5 hereto).

23.2            Consent of Ernst & Young LLP, Independent
                Auditors.

24              Power of Attorney.

                                         EXHIBIT 5

                    [LETTERHEAD OF STROOCK & STROOCK & LAVAN]





December 23, 1996



Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121

Re:            Alliance Pharmaceutical Corp.
      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 1,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The Shares are issuable pursuant to the Company's 1991 Stock Option Plan (the "Plan").

We have examined copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, the Plan, the minutes of various meetings of the Board of Directors of the Company and the original, photostatic or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/STROOCK & STROOCK & LAVAN

                                                       EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan of Alliance Pharmaceutical Corp. of our report dated July 18, 1996, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K), for the year ended June 30, 1996 filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

San Diego, California
December 23, 1996

                                                       EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (or an amendment to a previously filed Registration Statement on Form S-8) or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of 1,500,000 shares of common stock of the Corporation which may be issued to directors, officers, employees and consultants of the Corporation, pursuant to the 1991 Stock Option Plan of the Corporation as approved at the annual meeting of shareholders held on November 13, 1996, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has caused this power of attorney to be executed as of the date set forth beside their name.


   /s/ Pedro Cuatrecasas M.D.
-------------------------------    Director                  December 23, 1996
       Pedro Cuatrecasas M.D.


   /s/ Carroll O. Johnson
---------------------------------  Director                  December 23, 1996
       Carroll O. Johnson


   /s/ Stephen M. McGrath
--------------------------------   Director                   December 23, 1996
       Stephen M. McGrath


   /s/ Donald E. O'Neill
--------------------------------   Director                  December 23, 1996
       Donald E. O'Neill


   /s/ Helen M. Ranney, M.D.
--------------------------------   Director                  December 23, 1996
       Helen M. Ranney, M.D.


   /s/ Jean Riess, Ph.D.
--------------------------------   Director                  December 23, 1996
       Jean Riess, Ph.D.


   /s/ Thomas F. Zuck, M.D.
--------------------------------   Director                   December 23, 1996
       Thomas F. Zuck, M.D.